                                       EXHIBIT 3.2 - AMENDED AND RESTATED BYLAWS





                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               NASHUA CORPORATION




                                     BY-LAWS

                                TABLE OF CONTENTS
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                                                                                  PAGE
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
ARTICLE 1 - Stockholders............................................................1
     1.1   Place of Meetings........................................................1
     1.2   Annual Meeting...........................................................1
     1.3   Special Meetings.........................................................1
     1.4   Notice of Meetings.......................................................2
     1.5   Quorum...................................................................3
     1.6   Adjournments.............................................................3
     1.7   Voting and Proxies.......................................................3
     1.8   Action at Meeting........................................................3
     1.9   Business.................................................................4
     1.10  Conduct of Meetings......................................................4
     1.11  Action without Meeting...................................................5


ARTICLE 2 - Directors...............................................................5
     2.1   Powers...................................................................5
     2.2   Number, Election and Qualification.......................................5
     2.3   Enlargement of the Board.................................................5
     2.4   Tenure...................................................................5
     2.5   Vacancies................................................................6
     2.6   Resignation..............................................................6
     2.7   Removal..................................................................6
     2.8   Regular Meetings.........................................................6
     2.9   Special Meetings.........................................................6
     2.10  Meetings by Telephone Conference Calls...................................6
     2.11  Notice of Special Meetings...............................................6
     2.12  Quorum...................................................................7
     2.13  Action at Meeting........................................................7
     2.14  Action by Consent........................................................7
     2.15  Committees...............................................................7
     2.16  Compensation of Directors................................................7
     2.17  Nominations of Directors.................................................7


ARTICLE 3 - Officers................................................................8
     3.1   Enumeration..............................................................8
     3.2   Election.................................................................9
     3.3   Subordinate Officers.....................................................9
     3.4   Qualification............................................................9
     3.5   Tenure...................................................................9
     3.6   Resignation and Removal..................................................9
     3.7   Vacancies................................................................9
     3.8   Chairman of the Board...................................................10

                                                                                PAGE
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
     3.9   President...............................................................10
     3.10  Vice Presidents.........................................................10
     3.11  Treasurer...............................................................10
     3.12  Clerk/Secretary.........................................................10
     3.13  Controller..............................................................11
     3.14  Salaries................................................................11


ARTICLE 4 - Capital Stock..........................................................11
     4.1   Issue of Capital Stock..................................................11
     4.2   Certificate of Stock....................................................11
     4.3   Transfers...............................................................11
     4.4   Regulations.............................................................12
     4.5   Record Date.............................................................12
     4.6   Replacement of Certificates.............................................12


ARTICLE 5 - Miscellaneous Provisions...............................................13
     5.1   Fiscal Year.............................................................13
     5.2   Seal....................................................................13
     5.3   Execution of Instruments................................................13
     5.4   Voting of Securities....................................................13
     5.5   Corporate Records.......................................................13
     5.6   Evidence of Authority...................................................13
     5.7   Transactions with Interested Parties....................................13
     5.8   Dividends...............................................................14
     5.9   Articles of Organization................................................14
     5.10  Severability............................................................14
     5.11  Pronouns................................................................14


ARTICLE 6 - Amendments.............................................................14


                                      -ii-
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                              AMENDED AND RESTATED

                                  B Y - L A W S

                                       OF

                               NASHUA CORPORATION

                            ARTICLE 1 - STOCKHOLDERS


     1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held within the Commonwealth of Massachusetts unless the Articles of Organization permit the holding of stockholders' meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Board of Directors and stated in the notice of the meeting.

     1.2 ANNUAL MEETING. The annual meeting of stockholders shall be held within six months after the end of each fiscal year of the corporation on a date to be fixed by the Board of Directors (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors. At each annual meeting the stockholders entitled to vote shall vote with respect to the election of a Board of Directors and may transact any other proper business. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

     1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Board of Directors. In addition, upon written application of one or more stockholders who are entitled to vote and who hold at least the Required Percentage (as defined below) of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk/Secretary, or in case of the death, absence, incapacity or refusal of the Clerk/Secretary, by any other officer.

     For purposes of this Section 1.3, the "Required Percentage" shall be (i) 10% at any time at which the corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) 40% at any time at which the corporation shall have a class of voting stock registered under the Exchange Act.

     Any request for a call of a special meeting of stockholders (a "Call") by the holders of the Required Percentage of the capital stock entitled to vote at the meeting (the "Voting Stock") shall be governed by and subject to the following:

          (a) Any stockholder of record seeking to solicit requests for a Call pursuant to this Section 1.3 shall so notify the corporation in writing to the Clerk/Secretary of the corporation, and such written notification shall set forth the reason or reasons for the Call and the purpose or purposes of such special meeting.

          (b) No solicitation of stockholder requests for a Call (a "Call Solicitation") may be commenced (i) before the Call Request Record Date (as defined in paragraph (c) of this Section 1.3), or (ii) during the period of 90 days following the most recent meeting of the stockholders of the corporation.

          (c) In order that the corporation may determine the stockholders entitled to request a Call, the Board of Directors of the corporation shall fix a record date (the "Call Request Record Date"). Any stockholder of record seeking to solicit stockholder requests for a Call shall, with delivery to the corporation of the written information specified in paragraph (a), request in writing that the Board of Directors fix the Call Request Record Date. The Board of Directors shall, within 10 days after the date on which such request is received, adopt a resolution fixing the Call Request Record Date, and such Call Request Record Date shall be not more than 10 days after the date upon which such resolution is adopted by the Board of Directors.

          (d) All requests for a Call and revocations thereof shall be delivered to the corporation no later than the 30th day (the "Delivery Date") after the Call Request Record Date.

          (e) Any stockholder may revoke a prior request for a Call or opposition to a Call by an instrument in writing delivered prior to the Delivery Date.

          (f) Promptly after the Delivery Date, requests for a Call and revocations thereof shall be counted and verified by an independent party selected by the corporation.

          (g) If, in response to any Call Solicitation, the holders of record of the Required Percentage of the Voting Stock as of the Call Request Record Date submit valid and unrevoked requests for a Call no later than the Delivery Date, the Board of Directors of the corporation shall fix a record date pursuant to
Section 4.5 hereof and a meeting date for the special meeting, PROVIDED that the date to be fixed for such meeting shall be no earlier than 60 days or later than 90 days after the Delivery Date, and PROVIDED FURTHER that the Board of Directors shall not be obligated to fix a meeting date or to hold any meeting of stockholders within 60 days of the next scheduled meeting of the stockholders of the corporation.

          (h) In the absence of a quorum at any special meeting called pursuant to a Call Solicitation, such special meeting may be postponed or adjourned from time to time only by the officer of the corporation entitled to preside at such meeting.

          (i) If a Call Solicitation does not receive the support of the holders of record of the Required Percentage of the Voting Stock, no subsequent Call may be made or solicited by any stockholder during a period of 90 days after the Delivery Date.

     1.4 NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk/Secretary, Assistant Clerk/Secretary or other person calling the meeting at least seven days but not more than fifty days before the meeting to each stockholder entitled to vote at the meeting and to each stockholder who by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears in the records of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his authorized attorney, is filed with the records of the meeting.

     1.5 QUORUM. Unless the Articles of Organization, these By-Laws or the law otherwise provide, the holders of a majority of the number of shares of the stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority of the number of shares of the stock of that class issued, outstanding and entitled to vote. Shares owned directly or indirectly by the corporation shall not be counted in determining the total number of shares outstanding for this purpose.

     1.6 ADJOURNMENTS. Except as provided in Section 1.3 hereof, any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment of the meeting.

     1.7 VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named in the proxy. Proxies shall be filed with the clerk of the meeting, or of any adjourned meeting, before being voted. Except as otherwise limited by their terms, a proxy shall entitle the persons named in the proxy to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     1.8 ACTION AT MEETING. When a quorum is present at any meeting, the holders of shares of stock representing a majority of the votes cast on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of shares of stock of that class representing a majority of the votes cast on a matter), shall decide any matter to be voted on by the stockholders, except when a different vote is required by law, the Articles of Organization or these By-Laws. When a quorum is present at any meeting, any election by stockholders shall be determined by a plurality of the votes cast on the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock. Nothing in this Section shall be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity.

     1.9 BUSINESS. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.9, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 1.9. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk/Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' prior disclosure of the date of the meeting is first given or made (whether by public disclosure or written notice to stockholders), notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such disclosure of the date of the meeting was made. A stockholder's notice to the Clerk/Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything elsewhere in these By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 1.9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     1.10  CONDUCT OF MEETINGS.

          (a) CHAIRMAN OF MEETING. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman's absence, by the President, or in the President's absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Clerk/Secretary shall act as secretary of the meeting, but in the Clerk/Secretary's absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          (b) RULES, REGULATIONS AND PROCEDURES. The Board of Directors of the corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors or with these By-Laws, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     1.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Each such consent shall be treated for all purposes as a vote at a meeting.

                             ARTICLE 2 - DIRECTORS


     2.1 POWERS. The business of the corporation shall be managed by a Board of Directors, who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2 NUMBER, ELECTION AND QUALIFICATION. The number of Directors which shall constitute the whole Board of Directors shall be determined by vote of the Board of Directors, but shall consist of not less than five nor more than fifteen Directors (except that whenever there shall be only two stockholders the number of Directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one Director). The number of Directors may be decreased at any time and from time to time by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. No Director need be a stockholder of the corporation.

     2.3 ENLARGEMENT OF THE BOARD. The number of Directors may be increased at any time and from time to time by the stockholders or by a majority of the Directors then in office.

     2.4 TENURE. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.5 VACANCIES. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office, though less than a quorum, unless otherwise provided by the Articles of Organization or by law. Each Director chosen to fill a vacancy shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.6 RESIGNATION. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk/Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office including those who have so resigned shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     2.7 REMOVAL. A Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of Directors. However, the Directors elected by the holders of a particular class or series of stock may be removed from office with or without cause only by vote of the holders of a majority of the outstanding shares of such class or series. In addition, a Director may be removed from office for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     2.8 REGULAR MEETINGS. Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice immediately after and at the same place as the annual meeting of stockholders.

     2.9 SPECIAL MEETINGS. Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the Chairman of the Board, the President, a Vice President, the Clerk/Secretary or by a majority of the directors then in office.

     2.10 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or members of any committee designated by the Directors may participate in a meeting of the Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     2.11 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of the Directors shall be given to each Director by the Clerk/Secretary or by the officer or one of the Directors calling the meeting. Notice shall be duly given to each Director (i) by notice given to such Director in person or by telephone not later than the day before the day on which such meeting is to be held, (ii) by sending a facsimile, or by delivering written notice by hand, to his last known business or home address not later than the day before the day on which such meeting is to be held, or (iii) by mailing written notice to his last known business or home address at least two days before the date on which the meeting is to be held. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to him. If notice is given in person or by telephone, an affidavit of the Clerk/Secretary, officer or Director who gives such notice that the notice has been duly given shall, in the absence of fraud, be conclusive evidence that such notice was duly given.

     2.12 QUORUM. At any meeting of the Board of Directors, one-third of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

     2.13 ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws.

     2.14 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

     2.15 COMMITTEES. The Board of Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate to committees so elected some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided by these By-Laws for the Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

     2.16 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

     2.17 NOMINATIONS OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation, only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 2.17, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section
2.17. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk/Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' prior disclosure of the date of the meeting is first given or made (whether by public disclosure or written notice to stockholders), notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such disclosure of the date of the meeting was made. Such stockholder's notice to the Clerk/Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Clerk/Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.17 or in accordance with Section 2.5 in connection with filling a vacancy in the Board of Directors or any newly created directorship resulting from any increase in the authorized number of directors. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.17, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     Nothing in the foregoing provisions shall obligate the corporation or the board of directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the board of directors information with respect to any nominee for directors submitted by a stockholder.

                              ARTICLE 3 - OFFICERS


     3.1 ENUMERATION. The principal officers of the corporation shall consist of a President, a Treasurer, a Clerk/Secretary, one or more Vice Presidents and, at the discretion of the Board of Directors, a Chairman of the Board and a Controller. The corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of these By-Laws.

     3.2 ELECTION. The President, Treasurer, Clerk/Secretary and all other principal officers of the corporation shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders.

     3.3 SUBORDINATE OFFICERS. In addition to the principal officers enumerated in Section 3.1 of this Article 3, the corporation may have one or more Assistant Treasurers, one or more Assistant Clerk/Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Chairman of the Board, the President, or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     3.4 QUALIFICATION. Neither the President nor any other officer need be a director or stockholder. Any two or more offices may be held by the same person. The Clerk/Secretary shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the corporation.

     3.5 TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer, Clerk/Secretary and all other principal officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them, or until his earlier death, resignation or removal.

     3.6 RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Board of Directors, the Chairman of the Board, the President, or the Clerk/Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of Directors then in office. An officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

     3.7 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk/Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified, or until he sooner dies, resigns or is removed.

     3.8 CHAIRMAN OF THE BOARD. If there is a Chairman of the Board, he shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Unless the Board of Directors shall otherwise specify, he shall be the chief executive officer of the corporation and as such shall have general supervision of the affairs of the corporation, subject to the control of the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     3.9 PRESIDENT. In the absence of the Chairman of the Board or if there is no Chairman of the Board, the President shall perform the duties and exercise the powers given to the Chairman of the Board under these By-Laws. He shall perform such other duties and have such other powers as the Chairman of the Board or the Board of Directors may from time to time prescribe, or as may otherwise be required by law.

     3.10 VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

     3.11 TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation and shall deposit all such funds in the name of the corporation in such banks or other depositories as shall be selected by the Board of Directors. When requested by the Board of Directors, he shall render a statement of the condition of the finances of the corporation at any meeting of the Board or at the annual meeting of stockholders; shall receive, and give receipt for, moneys due and payable to the corporation from any source whatsoever; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

     3.12 CLERK/SECRETARY. The Clerk/Secretary shall perform such duties and shall possess such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Clerk/Secretary shall perform such duties and have such powers as are incident to the office of the clerk/secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     In the absence of the Clerk/Secretary at any meeting of stockholders or Directors, the person presiding at the meeting shall designate a temporary clerk to keep a record of the meeting.

     3.13 CONTROLLER. If there is a Controller, he shall have immediate charge of the Accounting Department of the corporation and shall keep a record of all accounts and accounting matters of the corporation and shall prepare such statements and reports as may be required of him by the Chairman of the Board, the President or the Board of Directors; and in general, shall perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

     3.14 SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE 4 - CAPITAL STOCK


     4.1 ISSUE OF CAPITAL STOCK. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors, in such manner, for such consideration and on such terms as the Directors may determine.

     4.2 CERTIFICATE OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

     Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, applicable securities laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy of the restrictions to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     4.3 TRANSFERS. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

     It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

     4.4 REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Organization or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

     4.5 RECORD DATE. The Board of Directors may fix in advance a time not more than 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect to such purpose.

     4.6 REPLACEMENT OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place of the lost, destroyed or mutilated certificate, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar. The Board of Directors, in its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

                      ARTICLE 5 - MISCELLANEOUS PROVISIONS


     5.1 FISCAL YEAR. Except as otherwise set forth in the Articles of Organization or as otherwise determined from time to time by the Board of Directors, the fiscal year of the corporation shall in each year end on December 31.

     5.2 SEAL. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

     5.3 EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chairman of the Board, the President, any Vice President or the Treasurer except as the directors may generally or in particular cases otherwise determine.

     5.4 VOTING OF SECURITIES. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

     5.5 CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of its Clerk/Secretary or of its resident agent. These copies and records need not all be kept in the same office. They shall be available at all reasonable times for the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling the list or copies of the list or of using the list for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

     5.6 EVIDENCE OF AUTHORITY. A certificate by the Clerk/Secretary, an Assistant Clerk/Secretary or a temporary Clerk/Secretary, as to any action taken by the stockholders, Directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     5.7 TRANSACTIONS WITH INTERESTED PARTIES. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or is in any way connected with any person or persons, firm, association, partnership, or corporation pecuniarily or otherwise interested therein; provided that the fact that he individually or as a director, member or officer of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority or such members thereof as shall be present at a meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; any director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership, provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

     5.8 DIVIDENDS. Subject to the provisions of law, these By-Laws or the Articles of Organization, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the corporation as and when it deems expedient. Before declaring any dividend, there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.

     5.9 ARTICLES OF ORGANIZATION. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

     5.10 SEVERABILITY. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

     5.11 PRONOUNS. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                             ARTICLE 6 - AMENDMENTS


     These By-Laws may be amended by vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, if notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) the provisions of these By-Laws governing (i) the removal of Directors and (ii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

     Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

         Any By-Law adopted by the Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.

(March 2002);(amended May 2002)